Exhibit 10.29

LEASE MODIFICATION AGREEMENT

THIS AGREEMENT made this  26th  day of  February , 2005 between PEYTON BULDING, LLC, a Washington limited liability Corporation as “Lessor” and DATAMARK, Inc., a Utah corporation, as “Lessee”.

WITNESSETH:

WHEREAS, by that certain lease dated the 30th day of February, 2002, hereinafter referred to as the said Lease, between PACIFIC SECURITY FINANCIAL, INC., a Washington Corporation as Lessor, such interest having subsequently been assigned to PEYTON BUILDING, LLC, and DATAMARK, INC., a Utah corporation as Lessee, Suite #400 containing approximately 4,865 usable square feet at the address commonly known as 10 N. Post, Spokane Washington and is as described on the original lease was leased by Lessor to Lessee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

FIRST:    Lessor and Lessee have agreed to expand the Lease to include the adjacent Suite #425 containing approximately 2,246 useable square feet (as marked in Exhibit B) and 2,583 rentable square feet. Suite #400 and #425 combined shall have 7,111 useable square feet and 8,178 rentable square feet.

SECOND:               Lessor and Lessee agree a new lease term for both Suites #400 and #425 for FIVE (5) YEARS AND zero (0) months will commence no later than May 9, 2005 and terminate May 8, 2010. This new term shall replace Paragraph the #3Term termination date of November 30, 2007 from the original Lease dated July 30, 2002. If earlier occupancy occurs for Suite #425, the commencement date shall be modified to reflect earlier occupancy and the increased rental shall start from that earlier date. The Tenant improvements requested by Lessee in existing Suite #400 shall be completed no later than June 20, 2005.

THIRD:                  Lessor and Lessee agree that the rental rates specified in Paragraph #4Rent of the Lease dated November 30, 2007 shall be modified to reflect both suites #400 and #425 as follows:

•      Year 1             $8,792.62 per month

•      Year 2             $9,056.41 per month

•      Year 3             $9,328.10 per month

•      Year 4             $9,607.94 per month

•      Year 5             $9,896.18 per month

FOURTH:              Lessor agrees to complete and pay for the following tenant improvements prior to occupancy:

•      $115,242.19 in total building and tenant improvement costs as broken down and specified on the attached “Exhibit A” construction summary by Construction Associates dated January 18, 2005.

•      Build as per attached Exhibit B Plan of approved tenant improvements.

•      Lessee agrees to pay any tenant requested items above and beyond the items specified above directly to Construction Associates and Lessor has no further obligation on those items.

FIFTH:                   Paragraph #18 Notices shall be amended to reflect the new Lessor notice address of

Peyton Building, LLC

c/o Kiemle & Hagood Company

601 W. Main

Spokane, WA 99201 or any such address that Lessor may in the future provide to

Lessee in writing

SIXTH:                   Lessor shall supply Lessee with one parking stall in addition to the parking stall specified in Paragraph #41 Parking. This new stall shall not be in the Davenport but in another acceptable garage within an acceptable walking distance.

SEVENTH:             Paragraph #42 Early Termination shall become null and void.

EIGHTH:                The Option to Review noted in Paragraph #43 shall remain but be applicable to both suites #400 and #425 together. If Lessor and Lessee are unable to agree upon a mutually agreeable rental rate by sixty (60) days prior to the expiration of the existing Lease Term, such Option to Renew shall become null and void.

NINTH:                  That except as herein modified, all the terms and conditions of said Lease dated July 30, 2002 shall be the same and remain in full force and effect.

TENTH:                 Each and all of the covenants, terms, agreements and obligations of this Lease Modification Agreement shall extend to and bind and inure to the benefit of the heirs, personal representatives and successors and/or assigns of Lessor and to the successors and/or assigns of the Lessee.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

LESSOR:		LESSEE:
Peyton Building LLC		Datamark, Inc.
A Washington limited liability corporation		a Utah corporation

BY:	/s/ David Johnston	BY:	/s/ Tom Dearden
	David Johnston	Tom Dearden, COO
ITS:	Managing Member

LESSOR’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
County of	)

I certify that I know or have satisfactory evidence that David Johnston known to be an authorized Managing Partner of Peyton Building LLC, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it, as the free and voluntary act of such entity for the uses and purposes mentioned in the instrument.

DATED: , 2005 . BY:

NOTARY PUBLIC in and for the State
of Washington residing at
My appointment expires:

LESSEE’S ACKNOWLEDGEMENT (CORPORATE)

STATE OF	)
) ss.
County of	)

I certify that I know or have satisfactory evidence that Tom Dearden signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledged it as the Chief Operating Officer of Datamark, Inc., a Utah Corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:

Notary Public in and for said
County and State,
Residing at
My Appointment Expires: